UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

SAB BIOTHERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2023, SAB Biotherapeutics, Inc. (the “Company” or “SAB”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares entitled to vote at the Annual Meeting was 50,397,762 and there were present 37,522,905 shares at the Annual Meeting in person or by proxy, which represented 74.45% of the outstanding shares entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business.

At the Annual Meeting, the shareholders voted to:

(1)
Elect Jeffrey G. Spragens and David Link as Class II directors to serve a three-year term expiring at the 2026 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

(2)	Ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of SAB Biotherapeutics, Inc. for the fiscal year ending December 31, 2023.

The voting results on these proposals were as follows:

Proposal 1: Election of two Class II directors

Director	Votes For	Withheld	Broker Non-Votes
Jeffrey G. Spragens	30,399,580	403,139	6,720,186
David Link	30,402,160	400,559	6,720,186

Proposal 2: Ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023

Votes For	Votes Against	Abstentions
37,253,986	33,433	235,486

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	July 3, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer